                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 19, 2002

                     GE Life and Annuity Assurance Company
                     -------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Virginia
                     -------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                    0-23375                  54-0283385
             ---------------------- -------------------------------
             Commission File Number IRS Employer Identification No.

             6610 West Broad Street, Richmond, VA            23230
           ----------------------------------------------------------
           (Address of Principal Executive Offices)        (Zip Code)

                                  804-281-6000
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code

                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On January 2, 2002, the U.S. Securities and Exchange Commission declared effective two Registration Statements filed on Form S-1 relating to Guaranteed Fixed Annuity Contracts issued by GE Life and Annuity Assurance (the "Company"). As such, the Company was not required to file an annual report on Form 10-K under the Securities Exchange Act of 1934 ("1934 Act") for the fiscal year ended December 31, 2001.

     However, pursuant to the 1934 Act, the Company hereby submits on Form 8-K, the audited financial statements for the Company for the fiscal year ended December 31, 2001 prepared in accordance with accounting principles generally accepted in the United States of America.

Item 7. Exhibits

                                   Exhibits

Exhibit A. Audited financial statements for GE Life and Annuity Assurance
           Company for the fiscal year ended December 31, 2001.

Exhibit B. Consent of Independent Auditors.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           GE Life and Annuity Assurance Company
                                           -------------------------------------
                                                       (Registrant)


Date: April 19, 2002                             By: /s/ Kelly L. Groh
      --------------                                 -----------------
                                                 Senior Vice President and Chief
                                                 Financial Officer

EXHIBIT A


                     GE LIFE AND ANNUITY ASSURANCE COMPANY

                             Financial Statements

                         Year ended December 31, 2001

                  (With Independent Auditors' Report Thereon)

                     GE LIFE AND ANNUITY ASSURANCE COMPANY

                               Table of Contents

                               December 31, 2001

                                                                            Page
                                                                            ----
Financial Statements:

  Consolidated Balance Sheets.............................................. F-2

  Consolidated Statements of Income........................................ F-3

  Consolidated Statements of Shareholders' Interest........................ F-4

  Consolidated Statements of Cash Flows.................................... F-6

  Notes to the Consolidated Financial Statements........................... F-7

                         Independent Auditors' Report

   The Board of Directors
   GE Life and Annuity Assurance Company:

     We have audited the accompanying consolidated balance sheets of GE Life and Annuity Assurance Company and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of income, shareholders' interest, and cash flows for each of the years in the three-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GE Life and Annuity Assurance Company and subsidiary as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

     As discussed in notes 1 and 11 to the consolidated financial statements, the Company changed its method of accounting for derivatives in 2001.

     As discussed in notes 1 and 9 to the consolidated financial statements, the Company changed its method of accounting for insurance-related assessments in 1999.


/s/ KPMG LLP
   Richmond, Virginia
   January 15, 2002

                     GE LIFE AND ANNUITY ASSURANCE COMPANY
                                 AND SUBSIDIARY

                          Consolidated Balance Sheets

             (Dollar amounts in millions, except per share amounts)

                                                             December 31,
                                                          --------------------
                                                            2001       2000
                                                          ---------  ---------
Assets
Investments:
  Fixed maturities available-for-sale, at fair value..... $10,539.6  $ 9,260.5
  Equity securities available-for-sale, at fair value:
    Common stocks........................................      20.6       15.3
    Preferred stocks, non-redeemable.....................      17.2       20.8
  Investment in affiliate................................       2.6        2.6
  Mortgage loans, net of valuation allowance of $18.2 and
   $14.3 at December 31, 2001 and 2000, respectively.....     938.8    1,130.0
  Policy loans...........................................     109.4       89.0
  Real estate owned......................................       3.5        2.5
  Other invested assets..................................     147.4      134.7
                                                          ---------  ---------
    Total investments....................................  11,779.1   10,655.4
                                                          ---------  ---------
  Cash and cash equivalents..............................       --        71.4
  Accrued investment income..............................     208.4      215.9
  Deferred acquisition costs.............................     853.8      715.7
  Intangible assets......................................     352.9      400.4
  Reinsurance recoverable................................     151.1       90.6
  Other assets...........................................     117.0       69.9
  Separate account assets................................   8,994.3   10,393.2
                                                          ---------  ---------
    Total assets......................................... $22,456.6  $22,612.5
                                                          =========  =========
Liabilities and Shareholders' Interest
Liabilities:
  Future annuity and contract benefits................... $10,975.3  $ 9,934.3
  Liability for policy and contract claims...............     189.0      140.4
  Other policyholder liabilities.........................      91.4      164.0
  Accounts payable and accrued expenses..................     548.9      473.9
  Deferred income tax liability..........................      75.5       32.0
  Separate account liabilities...........................   8,994.3   10,393.2
                                                          ---------  ---------
    Total liabilities....................................  20,874.4   21,137.8
                                                          ---------  ---------
Shareholders' interest:
  Net unrealized investment losses.......................     (17.4)     (18.7)
  Derivatives qualifying as hedges.......................      (8.1)       --
                                                          ---------  ---------
  Accumulated non-owner changes in equity................     (25.5)     (18.7)
  Preferred stock, Series A ($1,000 par value, $1,000
   redemption and liquidation value, 200,000 shares
   authorized, 120,000 shares issued and outstanding)....     120.0      120.0
  Common stock ($1,000 par value, 50,000 authorized,
   25,651 shares issued and outstanding).................      25.6       25.6
  Additional paid-in capital.............................   1,050.7    1,050.7
  Retained earnings......................................     411.4      297.1
                                                          ---------  ---------
    Total shareholders' interest.........................   1,582.2    1,474.7
                                                          ---------  ---------
    Total liabilities and shareholders' interest......... $22,456.6  $22,612.5
                                                          =========  =========

          See accompanying Notes to Consolidated Financial Statements.

                     GE LIFE AND ANNUITY ASSURANCE COMPANY
                                 AND SUBSIDIARY

                       Consolidated Statements of Income

                          (Dollar amounts in millions)

                                                   Years Ended December 31,
                                                  ----------------------------
                                                    2001      2000      1999
                                                  --------  --------  --------
Revenues:
  Net investment income.......................... $  698.9  $  708.9  $  638.2
  Net realized investment gains..................     29.1       4.3      12.0
  Premiums.......................................    108.4     116.3     123.9
  Cost of insurance..............................    126.1     126.0     129.0
  Variable product fees..........................    131.1     148.7      90.2
  Other income...................................     40.8      49.2      24.6
                                                  --------  --------  --------
    Total revenues...............................  1,134.4   1,153.4   1,017.9
                                                  --------  --------  --------
Benefits and expenses:
  Interest credited..............................    533.8     532.6     440.8
  Benefits and other changes in policy reserves..    182.3     223.6     214.7
  Commissions....................................    162.7     229.3     192.1
  General expenses...............................    129.0     124.8     124.7
  Amortization of intangibles, net...............     50.0      43.7      58.3
  Change in deferred acquisition costs, net......   (125.3)   (237.7)   (179.1)
  Interest expense...............................      2.2       1.1       1.9
                                                  --------  --------  --------
    Total benefits and expenses..................    934.7     917.4     853.4
                                                  --------  --------  --------
    Income before income taxes and cumulative
     effect of change in accounting principle....    199.7     236.0     164.5
Provision for income taxes.......................     70.1      72.9      56.6
                                                  --------  --------  --------
  Income before cumulative effect of change in
   accounting principle..........................    129.6     163.1     107.9
                                                  --------  --------  --------
Cumulative effect of change in accounting
 principle, net of tax...........................     (5.7)      --        5.0
                                                  --------  --------  --------
  Net income..................................... $  123.9  $  163.1  $  112.9
                                                  ========  ========  ========


          See accompanying Notes to Consolidated Financial Statements.

              GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

               Consolidated Statements of Shareholders' Interest

                          (Dollar amounts in millions)

                                                                 Common Stock
                                     Preferred                     Declared
                                       Stock      Common Stock  but not Issued
                                   -------------- ------------- ---------------
                                   Shares  Amount Shares Amount Shares   Amount
                                   ------- ------ ------ ------ -------  ------
Balances at December 31, 1998....  120,000 $120.0  7,010 $ 7.0   18,641  $ 18.6
Changes other than transactions
 with shareholders:
 Net income......................      --     --     --    --       --      --
 Net unrealized losses on
  investment securities (a)......      --     --     --    --       --      --
 Total changes other than
  transactions with
  shareholders...................
Cash dividend declared and paid..      --     --     --    --       --      --
Common stock issued..............      --     --  18,641  18.6  (18,641)  (18.6)
Adjustment to reflect purchase
 method..........................      --     --     --    --       --      --
                                   ------- ------ ------ -----  -------  ------
Balances at December 31, 1999....  120,000  120.0 25,651  25.6      --      --
Changes other than transactions
 with shareholders:
 Net income......................      --     --     --    --       --      --
 Net unrealized gains on
  investment securities (a)......      --     --     --    --       --      --
 Total changes other than
  transactions with
  shareholders...................
Cash dividend declared and paid..      --     --     --    --       --      --
                                   ------- ------ ------ -----  -------  ------
Balances at December 31, 2000....  120,000  120.0 25,651  25.6      --      --
Changes other than transactions
 with shareholders:
 Net income......................      --     --     --    --       --      --
 Net unrealized gains on
  investment securities (a)......      --     --     --    --       --      --
 Cumulative effect on
  shareholders' interest of
  adopting SFAS 133 (b)..........      --     --     --    --       --      --
 Derivatives qualifying as
  hedges.........................      --     --     --    --       --      --
 Total changes other than
  transactions with
  shareholders...................
Cash dividend declared and paid..      --     --     --    --       --      --
                                   ------- ------ ------ -----  -------  ------
Balances at December 31, 2001....  120,000 $120.0 25,651 $25.6      --   $  --
                                   ======= ====== ====== =====  =======  ======

(a) Presented net of deferred taxes of $0, $(61.8) and $103.6 in 2001, 2000 and 1999, respectively.
(b) Presented net of deferred taxes of $4.4.

          See accompanying Notes to Consolidated Financial Statements.

              GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

               Consolidated Statements of Shareholders' Interest

                          (Dollar amounts in millions)

                                              Accumulated
                                   Additional  Non-owner               Total
                                    Paid-In   Changes in  Retained Shareholders'
                                    Capital     Equity    Earnings   Interest
                                   ---------- ----------- -------- -------------
Balances at December 31, 1998....   $1,050.1    $  57.8    $ 40.3    $1,293.8
Changes other than transactions
 with shareholders:
 Net income......................        --         --      112.9       112.9
 Net unrealized losses on
  investment securities (a)......        --      (192.0)      --       (192.0)
                                                                     --------
 Total changes other than
  transactions with
  shareholders...................                                       (79.1)
Cash dividend declared and paid..        --         --       (9.6)       (9.6)
Common stock issued..............        --         --        --            -
Adjustment to reflect purchase
 method..........................        0.6        --        --          0.6
                                    --------    -------    ------    --------
Balances at December 31, 1999....    1,050.7     (134.2)    143.6     1,205.7
Changes other than transactions
 with shareholders:
 Net income......................        --         --      163.1       163.1
 Net unrealized gains on
  investment securities (a)......        --       115.5       --        115.5
                                                                     --------
 Total changes other than
  transactions with
  shareholders...................                                       278.6
Cash dividend declared and paid..        --         --       (9.6)       (9.6)
                                    --------    -------    ------    --------
Balances at December 31, 2000....    1,050.7      (18.7)    297.1     1,474.7
Changes other than transactions
 with shareholders:
 Net income......................        --         --      123.9       123.9
 Net unrealized gains on
  investment securities (a)......        --         1.3       --          1.3
 Cumulative effect on
  shareholders' interest of
  adopting SFAS 133 (b)..........        --        (7.8)      --         (7.8)
 Derivatives qualifying as
  hedges.........................        --        (0.3)      --         (0.3)
                                                                     --------
 Total changes other than
  transactions with
  shareholders...................                                       117.1
Cash dividend declared and paid..        --         --       (9.6)       (9.6)
                                    --------    -------    ------    --------
Balances at December 31, 2001....   $1,050.7    $ (25.5)   $411.4    $1,582.2
                                    ========    =======    ======    ========

(a) Presented net of deferred taxes of $0, $(61.8) and $103.6 in 2001, 2000 and 1999, respectively.
(b) Presented net of deferred taxes of $4.4.

          See accompanying Notes to Consolidated Financial Statements.

                     GE LIFE AND ANNUITY ASSURANCE COMPANY
                                 AND SUBSIDIARY

                     Consolidated Statements of Cash Flows
                                 (In millions)

                                                 Years Ended December 31,
                                               -------------------------------
                                                 2001       2000       1999
                                               ---------  ---------  ---------
Cash flows from operating activities:
Net income.................................... $   123.9  $   163.1  $   112.9
                                               ---------  ---------  ---------
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Cumulative effect of change in accounting
   principle, net of tax......................       5.7        --        (5.0)
  Cost of insurance and surrender fees........    (155.9)    (149.3)    (169.5)
  Decrease in future policy benefits..........     589.9      688.9      565.5
  Net realized investment gains...............     (29.1)      (4.3)     (12.0)
  Amortization of investment premiums and
   discounts..................................       6.8       (3.4)      (1.3)
  Amortization of intangibles.................      50.0       43.7       58.3
  Deferred income tax expense.................      51.1       94.5       25.0
  Change in certain assets and liabilities:
   Decrease (increase) in:
    Accrued investment income.................       7.5      (25.7)     (48.6)
    Deferred acquisition costs................    (125.3)    (237.7)    (179.1)
    Other assets, net.........................     (45.0)     188.2     (195.1)
   Increase (decrease) in:
    Policy and contract claims................      39.7       25.5      (43.4)
    Other policyholder liabilities............     (71.5)      26.8       20.0
    Accounts payable and accrued expenses.....      72.4      276.2       73.8
                                               ---------  ---------  ---------
      Total adjustments.......................     396.3      923.4       88.6
                                               ---------  ---------  ---------
      Net cash provided by operating
       activities.............................     520.2    1,086.5      201.5
                                               ---------  ---------  ---------
Cash flows from investing activities:
  Short-term investment activity, net.........     (22.9)     (17.6)       --
  Proceeds from sales and maturities of
   investment securities and other invested
   assets.....................................   3,904.1    1,997.0    1,702.2
  Principal collected on mortgage and policy
   loans......................................     332.6      102.1      103.3
  Proceeds collected from policy loan
   securitization.............................       --         --       145.1
  Purchases of investment securities and other
   invested assets............................  (5,182.8)  (3,047.2)  (3,037.4)
  Mortgage loan originations and increase in
   policy loans...............................    (167.9)    (437.4)    (170.4)
                                               ---------  ---------  ---------
      Net cash used in investing activities...  (1,136.9)  (1,403.1)  (1,257.2)
                                               ---------  ---------  ---------
Cash flows from financing activities:
  Proceeds from issue of investment
   contracts..................................   4,120.9    5,274.4    4,717.6
  Redemption and benefit payments on
   investment contracts.......................  (3,566.0)  (4,946.8)  (3,593.4)
  Cash dividends to shareholders..............      (9.6)      (9.6)      (9.6)
                                               ---------  ---------  ---------
      Net cash provided by financing
       activities.............................     545.3      318.0    1,114.6
                                               ---------  ---------  ---------
      Net increase (decrease) in cash and
       equivalents............................     (71.4)       1.4       58.9
Cash and cash equivalents at beginning of
 year.........................................      71.4       70.0       11.1
                                               ---------  ---------  ---------
Cash and cash equivalents at end of year...... $     --   $    71.4  $    70.0
                                               =========  =========  =========

          See accompanying Notes to Consolidated Financial Statements.

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                  Notes to Consolidated Financial Statements
                       December 31, 2001, 2000 and 1999
                         (Dollar amounts in millions)

(1) Summary of Significant Accounting Policies

 (a) Principles of Consolidation

   The accompanying consolidated financial statements include the historical operations and accounts of GE Life and Annuity Assurance Company and its subsidiary, Assigned Settlements Inc. (collectively the "Company" or "GELAAC"). All significant intercompany accounts and transactions have been eliminated in consolidation.

   The majority of GELAAC's outstanding common stock is owned by General Electric Capital Assurance Company ("GECA"). GECA is an indirect wholly-owned subsidiary of GE Financial Assurance Holdings, Inc. ("GEFAHI"), which is an indirect wholly-owned subsidiary of General Electric Capital Corporation ("GECC"). GECC is a wholly-owned subsidiary of General Electric Capital Services, Inc. ("GE Capital Services"), which in turn is wholly-owned, directly or indirectly, by General Electric Company.

 (b) Basis of Presentation

   These consolidated financial statements have been prepared on the basis of accounting principles generally accepted in the United States of America ("U.S. GAAP"). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts and related disclosures. Actual results could differ from those estimates. Certain prior year amounts have been reclassified to conform to the current year presentation.

 (c) Products

   The Company's product offerings are divided along two major segments of consumer needs: (i) Wealth Accumulation and Transfer and (ii) Lifestyle Protection and Enhancement.

   Wealth Accumulation and Transfer products are investment vehicles and insurance contracts intended to increase the policyholder's wealth, transfer wealth to beneficiaries or provide a means for replacing the income of the insured in the event of premature death. The Company's principal product lines under the Wealth Accumulation and Transfer segment are annuities (deferred and immediate; either fixed or variable), life insurance (universal, variable, ordinary and group) and guaranteed investment contracts ("GICs") including funding agreements.

   Lifestyle Protection and Enhancement products are intended to protect accumulated wealth and income from the financial drain of unforeseen events. The Company's principal product line under the Lifestyle Protection and Enhancement segment is accident and health insurance.

   The Company distributes its products through two primary channels: intermediaries (such as brokerage general agents, banks, securities brokerage firms, financial planning firms, accountants, affluent market producers and specialized brokers) and career or dedicated sales forces, who distribute certain of the Company's products on an exclusive basis, some of whom are not employees of the Company. Approximately 30%, 25% and 28% of the Company's sales of variable products in 2001, 2000 and 1999, respectively, have been through two specific national stockbrokerage firms. Loss of all or a substantial portion of the business provided by these stockbrokerage firms could have a material adverse effect on the business and operations of the Company. The Company does not believe, however, that the loss of such business would have a long-term adverse effect because of the Company's competitive position in the marketplace, the availability of business from other distributors, and the Company's mix of other products.

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2001, 2000 and 1999
                         (Dollar amounts in millions)

   The Company offers insurance products throughout the United States of America (except New York). Approximately 17%, 18% and 17% of premium and annuity consideration collected, in 2001, 2000 and 1999, respectively, came from customers residing in the South Atlantic region of the United States, approximately 23%, 24% and 17% of premium and annuity consideration collected, in 2001, 2000 and 1999, respectively, came from customers residing in the Mid-Atlantic region of the United States and approximately 13%, 9% and 11% of premium and annuity consideration collected, in 2001, 2000 and 1999, respectively, came from customers residing in California.

 (d) Revenues

   Investment income is recorded when earned. Realized investment gains and losses are calculated on the basis of specific identification. Premiums on long-duration insurance products are recognized as earned when due or, in the case of life contingent immediate annuities, when the contracts are issued. Premiums received under annuity contracts without significant mortality risk and premiums received on universal life products are not reported as revenues but as liabilities for future annuity and contract benefits. Cost of insurance is charged to universal life policyholders based upon at risk amounts, and is recognized as revenue when due. Variable product fees are charged to variable annuity and variable life policyholders based upon the daily net assets of the policyholders' account values, and are recognized as revenue when charged. Other income consists primarily of surrender charges on certain policies. Surrender charges are recognized as income when the policy is surrendered.

 (e) Cash and Cash Equivalents

   Certificates, money market funds and other time deposits with original maturities of less than 90 days are considered cash equivalents in the Consolidated Balance Sheets and Consolidated Statements of Cash Flows. Items with maturities greater than 90 days are included in other invested assets.

 (f) Investment Securities

   The Company has designated its fixed maturities (bonds, notes and redeemable preferred stock) and its equity securities (common and non-redeemable preferred stock) as available-for-sale. The fair value for regularly traded fixed maturities and equity securities is based on quoted market prices. For fixed maturities not regularly traded, fair values are estimated using values obtained from independent pricing services or are estimated by discounting expected future cash flows using a current market rate applicable to the credit quality, industry sector, call features and maturity of the investments, as applicable.

   Changes in the fair values of investments available-for-sale, net of the effect on deferred acquisition costs, present value of future profits and deferred income taxes are reflected as unrealized investment gains or losses in a separate component of shareholders' interest and, accordingly, have no effect on net income. Investment securities are regularly reviewed for impairment based on criteria that include the extent to which cost exceeds market value, the duration of the market decline and the financial health of and specific prospects for the issuer. Unrealized losses that are considered other than temporary are recognized in earnings through an adjustment to the amortized cost basis of the underlying securities. The Company engages in certain securities lending transactions, which require the borrower to provide collateral, primarily consisting of cash and government securities, on a daily basis, in amounts equal to or exceeding 102% of the fair value of the applicable securities loaned.

   Investment income on mortgage-backed and asset-backed securities is initially based upon yield, cash flow and prepayment assumptions at the date of purchase. Subsequent revisions in those assumptions are recorded

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2001, 2000 and 1999
                         (Dollar amounts in millions)

using the retrospective method, whereby the amortized cost of the securities is adjusted to the amount that would have existed had the revised assumptions been in place at the date of purchase. The adjustments to amortized cost are recorded as a charge or credit to investment income.

   Mortgage and policy loans are stated at their unpaid principal balance, net of allowances for estimated uncollectible amounts. The allowance for losses is determined primarily on the basis of management's best estimate of probable losses, including specific allowances for known troubled credits, if any. Write-downs and the change in reserves are included in net realized investment gains and losses in the Consolidated Statements of Income.

   Short-term investments, if any, are stated at amortized cost which approximates fair value. Equity securities (including seed money for new mutual fund portfolios) are stated at fair value. Investments in limited partnerships are generally accounted for under the equity method of accounting. Real estate is stated, generally, at cost less accumulated depreciation. Other long-term investments are stated generally at amortized cost.

 (g) Deferred Acquisition Costs

   Acquisition costs include costs and expenses which vary with and are primarily related to the acquisition of insurance and investment contracts.

  Acquisition costs include first-year commissions in excess of recurring renewal commissions, and certain support costs such as underwriting and policy issue costs. For investment and universal life type contracts, amortization is based on the present value of anticipated gross profits from investments, interest credited, surrender and other policy charges, and mortality and maintenance expenses. Amortization is adjusted retroactively when current estimates of future gross profits to be realized are revised. For other long-duration insurance contracts, the acquisition costs are amortized in relation to the estimated benefit payments or the present value of expected future premiums.

   Deferred acquisition costs are reviewed to determine if they are recoverable from future income, including investment income, and, if not considered recoverable, are charged to expense.

 (h) Intangible Assets

  Present Value of Future Profits -- In conjunction with the acquisition of the Company, a portion of the purchase price was assigned to the right to receive future gross profits arising from existing insurance and investment contracts. This intangible asset, called present value of future profits ("PVFP"), represents the actuarially determined present value of the projected future cash flows from the acquired policies.

   PVFP is amortized, net of accreted interest, in a manner similar to the amortization of deferred acquisition costs. Interest accretes at rates credited to policyholders on underlying contracts. Recoverability of PVFP is evaluated periodically by comparing the current estimate of expected future gross profits to the unamortized asset balance. If such a comparison indicates that the expected gross profits will not be sufficient to recover PVFP, the difference is charged to expense.

   PVFP is further adjusted to reflect the impact of unrealized gains or losses on fixed maturities classified as available for sale in the investment portfolios. Such adjustments are not recorded in the Company's net income but rather as a credit or charge to shareholders' interest, net of applicable income tax.

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2001, 2000 and 1999
                         (Dollar amounts in millions)

  Goodwill - Goodwill is amortized over a period of 20 years on the straight-line method. Goodwill in excess of associated expected operating cash flows is considered to be impaired and is written down to fair value.

 (i) Federal Income Taxes

   The Company files a consolidated life insurance federal income tax return with its parent, GECA and its life insurance affiliates. The method of income tax allocation is subject to written agreement authorized by the Board of Directors. Allocation is based on the separate return liabilities with offsets for losses and credits utilized to reduce current consolidated tax liability. Intercompany tax balances are settled quarterly, with a final settlement after filing of the federal income tax return.

   Deferred income taxes have been provided for the effects of temporary differences between financial reporting and tax bases of assets and liabilities and have been measured using the enacted marginal tax rates and laws that are currently in effect.

 (j) Reinsurance

   Premium revenue, benefits, underwriting, acquisition and insurance expenses are reported net of the amounts relating to reinsurance ceded to other companies. Amounts due from reinsurers for incurred and estimated future claims are reflected in the reinsurance recoverable asset. The cost of reinsurance is accounted for over the terms of the related treaties using assumptions consistent with those used to account for the underlying reinsured policies.

 (k) Future Annuity and Contract Benefits

   Future annuity and contract benefits consist of the liability for investment contracts, insurance contracts and accident and health contracts. Investment contract liabilities are generally equal to the policyholder's current account value. The liability for insurance and accident and health contracts is calculated based upon actuarial assumptions as to mortality, morbidity, interest, expense and withdrawals, with experience adjustments for adverse deviation where appropriate.

 (l) Liability for Policy and Contract Claims

   The liability for policy and contract claims represents the amount needed to provide for the estimated ultimate cost of settling claims relating to insured events that have occurred on or before the end of the respective reporting period. The estimated liability includes requirements for future payments of (a) claims that have been reported to the insurer, and (b) claims related to insured events that have occurred but that have not been reported to the insurer as of the date the liability is estimated.

 (m) Separate Accounts

   The separate account assets and liabilities represent funds held, and the related liabilities for, the exclusive benefit of the variable annuity and variable life contract holders. The Company receives mortality risk fees and administration charges from the variable mutual fund portfolios. The separate account assets are carried at fair value and are equal to the liabilities that represent the policyholders' equity in those assets.

   The Company has periodically transferred capital to the separate accounts to provide for the initial purchase of investments in new mutual fund portfolios. As of December 31, 2001, approximately $55.9 of the Company's other invested assets related to its capital investments is in the separate accounts.

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2001, 2000 and 1999
                         (Dollar amounts in millions)


 (n) Accounting Changes

   At January 1, 2001, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. Under SFAS 133 all derivative instruments (including certain derivative instruments embedded in other contracts) are recognized in the balance sheet at their fair values and changes in fair value are recognized immediately in earnings, unless the derivatives qualify as hedges of future cash flows. For derivatives qualifying as hedges of future cash flows, the effective portion of changes in fair value is recorded temporarily in equity, then recognized in earnings along with the related effects of the hedged items. Any ineffective portion of hedges is reported in earnings as it occurs. Further information about derivative instruments is provided in Note 11.

   At January 1, 2001, the Company's consolidated financial statements were adjusted to record a cumulative effect of adopting this accounting change, as follows:

                                                                   Shareholders'
                                                          Earnings   Interest
                                                          -------- -------------
   Adjustment to fair value of derivatives (a)...........  $(8.7)     $(12.2)
   Income tax effects....................................    3.0         4.4
                                                           -----      ------
   Totals................................................  $(5.7)     $ (7.8)
                                                           =====      ======

--------
(a) For earnings effect, amount shown is net of hedged items.

   The cumulative effect on shareholders' interest was primarily attributable to marking to market swap contracts used to hedge variable-rate investments. Decreases in the fair values of these instruments were attributable to changes in interest rates since inception of the hedging arrangement. As a matter of policy, the Company ensures that funding, including the effect of derivatives, of its investment and other financial asset positions are substantially matched in character (e.g., fixed vs. floating) and duration. As a result, declines in the fair values of these effective derivatives are offset by unrecognized gains on the related financing assets and hedged items, and future net earnings will not be subject to volatility arising from interest rate changes.

   In November 2000, the Emerging Issues Task Force of the Financial Accounting Standards Board (FASB) reached a consensus on accounting for impairment of retained beneficial interests (EITF 99-20). Under this consensus, impairment of certain beneficial interests in securitized assets must be recognized when (1) the asset's fair value is below its carrying value, and (2) it is probable that there has been an adverse change in estimated cash flows. Previously, impairment on such assets was recognized when the asset's carrying value exceeded estimated cash flows discounted at a risk free rate of return. The effect of adopting EITF 99-20 at January 1, 2001 was not significant to the Company's operating results.

   See Note 9 for Change in Accounting for Insurance-Related Assessments in
1999.

 (o) Accounting Pronouncement Not Yet Adopted

   SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets, modify the accounting for business combinations, goodwill and identifiable intangible assets. As of January 1, 2002, all goodwill and indefinite-lived intangible assets must be tested for impairment, and, if necessary, a transition adjustment will be recognized. Management does not believe there will be any goodwill impairment under these new standards. Amortization of goodwill will cease as of January 1, 2002, and thereafter, all goodwill and any

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2001, 2000 and 1999
                         (Dollar amounts in millions)

indefinite-lived intangible assets must be tested at least annually for impairment. The effect of the non-amortization provision on 2002 operations will be affected by 2002 acquisitions, if any, and cannot be forecast, but if these rules had applied to goodwill in 2001, management believes that full-year 2001 net earnings would have increased by approximately $7.

(2) Investment Securities

 (a) General

   For the years ended December 31, the sources of investment income of the Company were as follows:

                                                          2001    2000    1999
                                                         ------  ------  ------
   Fixed maturities..................................... $615.2  $623.1  $557.9
   Equity securities....................................    1.7     1.8     2.2
   Mortgage loans.......................................   80.9    80.0    66.9
   Policy loans.........................................    7.1     4.6    14.0
   Other investments....................................    1.8     6.7     2.5
                                                         ------  ------  ------
   Gross investment income..............................  706.7   716.2   643.5
   Investment expenses..................................   (7.8)   (7.3)   (5.3)
                                                         ------  ------  ------
   Net investment income................................ $698.9  $708.9  $638.2
                                                         ======  ======  ======

   For the years ended December 31, sales proceeds and gross realized investment gains and losses from the sales of investment securities available-for-sale were as follows:

                                                         2001     2000    1999
                                                       --------  ------  ------
   Sales proceeds..................................... $2,663.3  $874.2  $590.3
                                                       ========  ======  ======
   Gross realized investment:
     Gains............................................    100.5    29.3    28.6
     Losses...........................................    (71.4)  (25.0)  (16.6)
                                                       --------  ------  ------
   Net realized investment gains...................... $   29.1  $  4.3  $ 12.0
                                                       ========  ======  ======

   The additional proceeds from investments presented in the Company's Consolidated Statements of Cash Flows result from principal collected on mortgage and asset-backed securities, maturities, calls and sinking fund payments.

   Net unrealized gains and losses on investment securities and other invested assets classified as available-for-sale are reduced by deferred income taxes and adjustments to PVFP and deferred acquisition costs that would have resulted had such gains and losses been realized. Net unrealized gains and losses on available-for-sale investment securities and other invested assets reflected as a separate component of shareholders' interest as of December 31 are summarized as follows:

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2001, 2000 and 1999
                         (Dollar amounts in millions)


                                                      2001    2000    1999
                                                     ------  ------  -------
   Net unrealized gains (losses) on available-for-
    sale investment securities and other invested
    assets before adjustments:
     Fixed maturities............................... $(41.2) $(34.4) $(245.0)
     Equity securities..............................    4.6    (1.6)    (0.4)
     Other invested assets..........................  (16.4)   (3.2)    (4.1)
                                                     ------  ------  -------
       Subtotal.....................................  (53.0)  (39.2)  (249.5)
                                                     ======  ======  =======
   Adjustments to the present value of future
    profits and deferred acquisition costs..........   25.2    10.1     43.1
   Deferred income taxes............................   10.4    10.4     72.2
                                                     ------  ------  -------
       Net unrealized losses on available-for-sale
        investment securities....................... $(17.4) $(18.7) $(134.2)
                                                     ======  ======  =======

   The change in the net unrealized gains (losses) on investment securities reported in accumulated non-owner changes in equity is as follows:

                                                       2001    2000     1999
                                                      ------  -------  -------
   Net unrealized gains (losses) on investment
    securities --beginning of year................... $(18.7) $(134.2) $  57.8
   Unrealized gains (losses) on investment
    securities -- net of deferred taxes of ($5.1),
    ($63.3) and $99.1................................   10.8    118.3   (184.2)
   Reclassification adjustments -- net of deferred
    taxes of $5.1, $1.5 and $4.5.....................   (9.5)    (2.8)    (7.8)
                                                      ------  -------  -------
   Net unrealized losses on investment securities --
     end of year..................................... $(17.4) $ (18.7) $(134.2)
                                                      ======  =======  =======

   At December 31, the amortized cost, gross unrealized gains and losses, and fair values of the Company's fixed maturities and equity securities available-for-sale were as follows:

                                                 Gross      Gross
                                     Amortized unrealized unrealized   Fair
   2001                                cost      gains      losses     value
   ----                              --------- ---------- ---------- ---------
   Fixed maturities:
   U.S. government and agency....... $     5.1   $  0.1    $   --    $     5.2
   State and municipal..............       1.2      --         --          1.2
   Non-U.S. government .............      37.0      0.2       (0.5)       36.7
   U.S. corporate...................   5,976.7     93.6     (199.4)    5,870.9
   Non-U.S. corporate...............     819.5     10.5      (18.0)      812.0
   Mortgage-backed..................   2,217.3     50.9       (7.3)    2,260.9
   Asset-backed.....................   1,524.0     31.5       (2.8)    1,552.7
                                     ---------   ------    -------   ---------
     Total fixed maturities.........  10,580.8    186.8     (228.0)   10,539.6
   Common stocks and non-redeemable
    preferred stocks................      33.2      4.8       (0.2)       37.8
                                     ---------   ------    -------   ---------
   Total available-for-sale
    securities...................... $10,614.0   $191.6    $(228.2)  $10,577.4
                                     =========   ======    =======   =========

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2001, 2000 and 1999
                         (Dollar amounts in millions)


                                                   Gross      Gross
                                       Amortized unrealized unrealized   Fair
2000                                     cost      gains      losses    value
----                                   --------- ---------- ---------- --------
Fixed maturities:
U.S. government and agency...........  $   10.3    $  0.3    $   --    $   10.6
State and municipal..................       1.3       --         --         1.3
Non-U.S. government..................       3.0       --         --         3.0
U.S. corporate.......................   5,705.5      24.2     (148.8)   5,580.9
Non-U.S. corporate...................     851.2      35.3       (2.2)     884.3
Mortgage-backed......................   1,762.2      44.0        --     1,806.2
Asset-backed.........................     961.4      12.8        --       974.2
                                       --------    ------    -------   --------
  Total fixed maturities.............   9,294.9     116.6     (151.0)   9,260.5
Common stocks and non-redeemable
 preferred stocks....................      37.7       0.9       (2.5)      36.1
                                       --------    ------    -------   --------
Total available-for-sale securities..  $9,332.6    $117.5    $(153.5)  $9,296.6
                                       ========    ======    =======   ========

   The scheduled maturity distribution of the fixed maturity portfolio at December 31, 2001 follows. Expected maturities may differ from scheduled contractual maturities because issuers of securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                            Amortized   Fair
                                                              Cost      Value
                                                            --------- ---------
Due in one year or less.................................... $   131.3 $   131.3
Due one year through five years............................   2,518.4   2,524.6
Due five years through ten years...........................   2,570.8   2,524.9
Due after ten years........................................   1,619.0   1,545.2
                                                            --------- ---------
  Subtotals................................................   6,839.5   6,726.0
Mortgage-backed securities.................................   2,217.3   2,260.9
Asset-backed securities....................................   1,524.0   1,552.7
                                                            --------- ---------
  Totals................................................... $10,580.8 $10,539.6
                                                            ========= =========

   As of December 31, 2001, $1,175.0 of the Company's investments (excluding mortgage and asset-backed securities) were subject to certain call provisions.

   As required by law, the Company has investments on deposit with governmental authorities and banks for the protection of policyholders of $5.5 and $5.6 as of December 31, 2001 and 2000, respectively.

   As of December 31, 2001, approximately 20.7%, 17.2% and 14.3% of the Company's investment portfolio is comprised of securities issued by the manufacturing, financial and utilities industries, respectively, the vast majority of which are rated investment grade, and which are senior secured bonds. No other industry group comprises more than 10% of the Company's investment portfolio. This portfolio is widely diversified among various geographic regions in the United States, and is not dependent on the economic stability of one particular region.

   As of December 31, 2001 the Company did not hold any fixed maturity securities which exceeded 10% of shareholders' interest.

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2001, 2000 and 1999
                         (Dollar amounts in millions)


   The credit quality of the fixed maturity portfolio at December 31 follows. The categories are based on the higher of the ratings published by Standard & Poors or Moody's.

                                                  2001               2000
                                            ----------------- ------------------
                                              Fair
                                              value   Percent Fair value Percent
                                            --------- ------- ---------- -------
   Agencies and treasuries................. $   250.5    2.4%  $  226.8     2.5%
   AAA/Aaa.................................   3,232.4   30.7    2,406.5    26.0
   AA/Aa...................................     841.9    8.0      645.7     7.0
   A/A.....................................   2,432.5   23.1    2,161.3    23.3
   BBB/Baa.................................   2,366.6   22.4    2,259.4    24.4
   BB/Ba...................................     346.2    3.3      365.9     4.0
   B/B.....................................      95.6    0.9      168.0     1.8
   CCC/Ca..................................      10.0    0.1       10.1     0.1
   Not rated...............................     963.9    9.1    1,016.8    11.0
                                            ---------  -----   --------   -----
   Totals.................................. $10,539.6  100.0%  $9,260.5   100.1%
                                            =========  =====   ========   =====

   Bonds with ratings ranging from AAA/Aaa to BBB-/Baa3 are generally regarded as investment grade securities. Some agencies and treasuries (that is, those securities issued by the United States government or an agency thereof) are not rated, but all are considered to be investment grade securities. Finally, some securities, such as private placements, have not been assigned a rating by any rating service and are therefore categorized as "not rated." This has neither positive nor negative implications regarding the value of the security.

   At December 31, 2001 and 2000, there were fixed maturities in default (issuer has missed a coupon payment or entered bankruptcy) with a fair value of $11.7 and $6.4, respectively.

   The Company has limited partnership commitments outstanding of $16.0 and $51.5 at December 31, 2001 and 2000, respectively.

 (b) Mortgage and Real Estate Portfolio

   The Company's mortgage and real estate portfolio is distributed by geographic location and type. However, the Company has concentration exposures in certain regions and in certain types as shown in the following two tables.

   Geographic distribution as of December 31, 2001:

                                                            Mortgage Real Estate
                                                            -------- -----------
   South Atlantic..........................................   26.8%     100.0%
   Mid Atlantic............................................   10.3        --
   Pacific.................................................   30.7        --
   East North Central......................................   10.0        --
   West South Central......................................    4.6        --
   Mountain................................................    9.8        --
   Other...................................................    7.8        --
                                                             -----      -----
   Totals..................................................  100.0%     100.0%
                                                             =====      =====

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2001, 2000 and 1999
                         (Dollar amounts in millions)


   Type distribution as of December 31, 2001:

                                                            Mortgage Real Estate
                                                            -------- -----------
   Office Building.........................................   27.6%       -- %
   Retail..................................................   26.1      100.0
   Industrial..............................................   28.0        --
   Apartments..............................................   12.9        --
   Other...................................................    5.4        --
                                                             -----      -----
   Totals..................................................  100.0%     100.0%
                                                             =====      =====

   For the years ended December 31, 2001 and 2000, respectively, the Company originated $36.0 and $96.6 of mortgages secured by real estate in California, which represents 25% and 22% of the Company's total U.S. originations for those years.

   GELAAC has certain investment commitments to provide fixed-rate loans. The investment commitments, which would be collateralized by related properties of the underlying investments, involve varying elements of credit and market risk. Investment commitments outstanding as of December 31, 2001 and 2000, totaled $6.7 and $3.6 respectively.

   "Impaired" loans are defined under GAAP as loans for which it is probable that the lender will be unable to collect all amounts due according to the original contractual terms of the loan agreement. That definition excludes, among other things, leases or large groups of smaller-balance homogenous loans, and therefore applies principally to the Company's commercial loans.

   Under these principles, the Company has two types of "impaired" loans: loans requiring allowances for losses (none as of December 31, 2001 and 2000) and loans expected to be fully recoverable because the carrying amount has been reduced previously through charge-offs or deferral of income recognition ($7.6 and $6.3, as of December 31, 2001 and 2000, respectively). Average investment in impaired loans during 2001, 2000 and 1999 was $6.8, $11.5 and $15.0 and interest income earned on these loans while they were considered impaired was $0.9, $0.8 and $2.6 for the years ended 2001, 2000 and 1999, respectively.

   The following table presents the activity in the allowance for losses during the years ended December 31:

                                                             2001  2000   1999
                                                             ----- -----  -----
   Balance at January 1..................................... $14.3 $23.3  $20.9
   Provision (benefit) charged (credited) to operations.....   2.3 (11.1)   1.6
   Amounts written off, net of recoveries...................   1.6   2.1    0.8
                                                             ----- -----  -----
   Balance at December 31................................... $18.2 $14.3  $23.3
                                                             ===== =====  =====

   During 2000, as part of its on-going analysis of exposure to losses arising from mortgage loans, the Company recognized a $12.7 reduction in its allowance for losses.

   The allowance for losses on mortgage loans at December 31, 2001, 2000 and 1999 represented 1.9%, 1.3% and 2.8% of gross mortgage loans, respectively.

   The Company had $5.0 and $4.5 of non-income producing mortgage loans as of December 31, 2000 and 1999, respectively. There were no non-income producing mortgage loans as of December 31, 2001.

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2001, 2000 and 1999
                         (Dollar amounts in millions)

(3) Deferred Acquisition Costs

   Activity impacting deferred policy acquisition costs for the years ended December 31, was as follows:

                                                        2001    2000    1999
                                                       ------  ------  ------
   Unamortized balance at January 1................... $712.9  $475.2  $296.1
   Costs deferred.....................................  204.1   304.4   218.9
   Amortization, net..................................  (78.8)  (66.7)  (39.8)
                                                       ------  ------  ------
   Unamortized balance at December 31.................  838.2   712.9   475.2
   Cumulative effect of net unrealized investment
    losses............................................   15.6     2.8     7.3
                                                       ------  ------  ------
   Financial statement balance at December 31......... $853.8  $715.7  $482.5
                                                       ======  ======  ======

(4) Intangible Assets

 (a) Present Value of Future Profits

   The method used by the Company to value PVFP in connection with acquisitions of life insurance entities is summarized as follows: (1) identify the future gross profits attributable to certain lines of business, (2) identify the risks inherent in realizing those gross profits, and (3) discount those gross profits at the rate of return that the Company must earn in order to accept the inherent risks.

   The following table presents the activity in PVFP for the years ended December 31:

                                                        2001    2000    1999
                                                       ------  ------  ------
   Unamortized balance at January 1................... $278.1  $314.8  $367.0
   Interest accreted at 6.57%, 5.94% and 6.64% for
    2001, 2000 and 1999, respectively.................   16.3    17.1    21.9
   Amortization.......................................  (59.3)  (53.8)  (74.1)
                                                       ------  ------  ------
   Unamortized balance at December 31.................  235.1   278.1   314.8
   Cumulative effect of net unrealized investment
    losses............................................    9.6     7.3    35.8
                                                       ------  ------  ------
   Financial statement balance at December 31......... $244.7  $285.4  $350.6
                                                       ======  ======  ======

   The estimated percentage of the December 31, 2001 balance, before the effect of unrealized investment gains or losses, to be amortized over each of the next five years is as follows:

            2002................................... 11.8%
            2003...................................  9.7
            2004...................................  8.4
            2005...................................  7.3
            2006...................................  6.5

 (b) Goodwill

   At December 31, 2001 and 2000, total unamortized goodwill was $107.4 and $114.4, respectively, which is shown net of accumulated amortization and adjustments of $43.3 and $36.3 for the years ended December 31,

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2001, 2000 and 1999
                         (Dollar amounts in millions)

2001 and 2000, respectively. Goodwill amortization was $7.0, $7.0 and $6.0 for the years ending December 31, 2001, 2000 and 1999, respectively.

(5) Reinsurance

   GELAAC is involved in both the cession and assumption of reinsurance with other companies. GELAAC's reinsurance consists primarily of long-duration contracts that are entered into with financial institutions and related party reinsurance companies. Although these reinsurance agreements contractually obligate the reinsurers to reimburse the Company, they do not discharge the Company from its primary liabilities and the Company remains liable to the extent that the reinsuring companies are unable to meet their obligations.

   In order to limit the amount of loss retention, certain policy risks are reinsured with other insurance companies. The maximum of individual ordinary life insurance normally retained by the Company on any one life policy is $1. The Company does not have significant reinsurance contracts with any one reinsurer that could have a material impact on its results of operations.

   The effects of reinsurance on premiums earned for the years ended December 31 were as follows:

                                                          2001    2000    1999
                                                         ------  ------  ------
   Direct............................................... $128.8  $145.6  $166.6
   Assumed..............................................    3.3     3.3     3.0
   Ceded................................................  (23.7)  (32.5)  (45.7)
                                                         ------  ------  ------
   Net premiums earned.................................. $108.4  $116.4  $123.9
                                                         ------  ------  ------
   Percentage of amount assumed to net..................      3%      3%      2%
                                                         ======  ======  ======

   Due to the nature of the Company's insurance contracts, premiums earned approximate premiums written.

   Reinsurance recoveries recognized as a reduction of benefits amounted to $58.0, $54.3 and $68.2 for the years ended December 31, 2001, 2000 and 1999, respectively.

(6) Future Annuity and Contract Benefits

 (a) Investment Contracts

   Investment contracts are broadly defined to include contracts without significant mortality or morbidity risk. Payments received from sales of investment contracts are recognized by providing a liability equal to the current account value of the policyholder's contracts. Interest rates credited to investment contracts are guaranteed for the initial policy term with renewal rates determined as necessary by management.

 (b) Insurance Contracts

   Insurance contracts are broadly defined to include contracts with significant mortality and/or morbidity risk. The liability for future benefits of insurance contracts is the present value of such benefits less the present value of future net premiums, based on mortality, morbidity and other assumptions which were appropriate at the time the policies were issued or acquired. These assumptions are periodically evaluated for potential premium deficiencies. Reserves for cancelable accident and health insurance are based upon unearned premiums, claims incurred but not reported, and claims in the process of settlement. This estimate is based on the experience of the insurance industry and the Company, adjusted for current trends. Any changes in the estimated liability are reflected in income as the estimates are revised.

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2001, 2000 and 1999
                         (Dollar amounts in millions)


   The following chart summarizes the major assumptions underlying the Company's recorded liabilities for future annuity and contract benefits:

                                     Mortality/   Interest      December 31,
                          Withdrawal Morbidity      Rate     ------------------
                          Assumption Assumption  Assumption    2001      2000
                          ---------- ---------- ------------ --------- --------
Investment contracts....     N/A        N/A         N/A      $ 8,788.6 $7,759.7
Limited-payment
 contracts..............     None       (a)      3.5-10.0%        17.9     17.4
Traditional life
 insurance contracts....   Company      (b)     7.0% grading     344.2    362.3
                          Experience              to 6.5%
Universal life-type
 contracts..............     N/A        N/A         N/A        1,774.9  1,747.5
Accident and health.....   Company      (c)     7.5% grading      49.7     47.4
                          Experience              to 4.75%
                                                             --------- --------
Total future annuity and
 contract benefits......                                     $10,975.3 $9,934.3
                                                             ========= ========

--------
(a) Either the United States Population Table, 1983 Group Annuitant Mortality Table or 1983 Individual Annuitant Mortality Table.
(b) Principally modifications of the 1965-70 or 1975-80 Select and Ultimate Tables.
(c) The 1958 Commissioner's Standard Ordinary Table, 1964 modified and 1987 Commissioner's Disability Tables, and Company experience.

(7) Income Taxes

   The total provision for income taxes for the years ended December 31 consisted of the following components:

                                                            2001   2000   1999
                                                            ----- ------  -----
   Current federal income tax provision (benefit).......... $18.2 $(20.8) $29.3
   Deferred federal income tax provision...................  49.1   90.5   24.9
                                                            ----- ------  -----
     Subtotal-federal provision............................  67.3   69.7   54.2
                                                            ----- ------  -----
   Current state income tax provision (benefit)............   0.8   (0.8)   2.3
   Deferred state income tax provision.....................   2.0    4.0    0.1
                                                            ----- ------  -----
     Subtotal-state provision..............................   2.8    3.2    2.4
                                                            ----- ------  -----
     Total income tax provision............................ $70.1 $ 72.9  $56.6
                                                            ===== ======  =====

   The reconciliation of the federal statutory rate to the effective income tax rate at December 31 is as follows:

                                                               2001  2000  1999
                                                               ----  ----  ----
   Statutory U.S. federal income tax rate..................... 35.0% 35.0% 35.0%
   State income tax, net of federal income tax benefit........  0.5   0.5   0.5
   Non-deductible goodwill amortization.......................  1.2   1.0   1.2
   Dividends-received deduction............................... (2.9) (1.7) (1.6)
   Other, net.................................................  1.3  (3.9) (0.7)
                                                               ----  ----  ----
     Effective rate........................................... 35.1% 30.9% 34.4%
                                                               ====  ====  ====

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2001, 2000 and 1999
                         (Dollar amounts in millions)


   The components of the net deferred tax liability at December 31 are as follows:

                                                                   2001   2000
                                                                  ------ ------
   Assets:
     Insurance reserve amounts................................... $161.8 $165.6
     Net unrealized losses on investment securities..............   10.4   10.4
     Net unrealized loss on derivatives..........................    5.0    --
                                                                  ------ ------
       Total deferred income tax assets..........................  177.2  176.0
                                                                  ------ ------
   Liabilities:
     Investments.................................................    1.6    5.3
     Present value of future profits.............................   47.3   50.3
     Deferred acquisition costs..................................  194.6  149.6
     Other.......................................................    9.2    2.8
                                                                  ------ ------
       Total deferred income tax liabilities.....................  252.7  208.0
                                                                  ------ ------
       Net deferred income tax liability......................... $ 75.5 $ 32.0
                                                                  ====== ======

   Based on an analysis of the Company's tax position, management believes it is more likely than not that the results of future operations and implementation of tax planning strategies will generate sufficient taxable income enabling the Company to realize remaining deferred tax assets. Accordingly, no valuation allowance for deferred tax assets is deemed necessary.

   The Company received a refund of federal and state taxes for the year ended December 31, 2001 of $23.9, and paid $41.1 and $41.8, for federal and state income taxes for the years ended December 31, 2000 and 1999, respectively.

(8) Related Party Transactions

   GELAAC pays investment advisory fees and other fees to affiliates. Amounts incurred for these items aggregated $18.3, $11.1 and $14.8 for the years ended December 31, 2001, 2000 and 1999, respectively. GELAAC charges affiliates for certain services and for the use of facilities and equipment which aggregated $68.1, $55.2 and $45.1, for the years ended December 31, 2001, 2000 and 1999, respectively.

   GELAAC pays interest on outstanding amounts under a credit funding agreement with GNA Corporation, the parent company of GECA. Interest expense under this agreement was $0.6, $1.1 and $1.9 for the years ended December 31, 2001, 2000 and 1999, respectively. The Company pays interest at the cost of funds of GNA Corporation, which was 2.8%, 6.9% and 5.9% as of December 31, 2001, 2000 and 1999, respectively. The amounts outstanding as of December 31, 2001 and 2000 were $50.5 and $85.7, respectively, and are included with accounts payable and accrued expenses in the Consolidated Balance Sheets.

(9) Guaranty Association Assessments

   The Company is required by state law to participate in the guaranty associations of the various states in which they do business. The state guaranty associations ensure payment of guaranteed benefits, with certain restrictions, to policyholders of impaired or insolvent insurance companies by assessing all other companies involved in similar lines of business.

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2001, 2000 and 1999
                         (Dollar amounts in millions)


   There are currently several unrelated insurance companies which had substantial amounts of annuity business in the process of liquidation or rehabilitation. The Company paid assessments of $0.1, $0.5, and $0.1 to various state guaranty associations during 2001, 2000 and 1999, respectively. At December 31, 2001 and 2000, accounts payable and accrued expenses include $4.7 and $4.6, respectively, related to estimated future payments.

   Effective January 1, 1999, the Company adopted SOP No. 97-3 and has reported the effect of this adoption as a cumulative effect of a change in accounting principle, which served to increase 1999 net income by $5.0 (net of income taxes of $2.8).

(10) Litigation

   The Company, like other insurance companies, is involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurance companies, substantial damages have been sought and/or material settlement payments have been made. Except for the McBride case described below, which is still in its preliminary stages, and its ultimate outcome, and any effect on the Company, cannot be determined at this time, management believes that at the present time there are no pending or threatened lawsuits that are reasonably likely to have a material adverse impact on the Company's Consolidated Financial Statements.

   On November 1, 2000, the Company was named as a defendant in a lawsuit filed in Georgia state court related to the sale of universal life insurance policies (McBride v. Life Insurance Co. of Virginia dba GE Life and Annuity Assurance Co.). On December 1, 2000, the Company successfully removed the case to the United States District Court for the Middle District of Georgia. The complaint is brought as a class action on behalf of all persons who purchased certain universal life insurance policies from the Company and alleges improper sales practices in connection with the sale of universal life insurance policies. No class has been certified. On February 27, 2002, the Court denied the Company's motion for summary judgment. The McBride litigation is still in its preliminary stages, and its ultimate outcome, and any effect on the Company, cannot be determined at this time. The Company intends to defend this lawsuit, including plaintiff's efforts to certify a nationwide class action, vigorously.

(11) Fair Value of Financial Instruments

   Assets and liabilities that are reflected in the Consolidated Financial Statements at fair value are not included in the following disclosures; such items include cash and cash equivalents, investment securities, separate accounts and beginning in 2001, derivative financial instruments. Other assets and liabilities--those not carried at fair value--are discussed in the following pages. Apart from certain borrowings and certain marketable securities, few of the instruments discussed below are actively traded and their fair values must be determined using models. Although management has made every effort to develop the fairest representation of fair value for this section, it would be unusual if the estimates could actually have been realized at December 31, 2001 or 2000.

   A description of how fair values are estimated follows:

   Borrowings. Based on market quotes or comparables.

   Mortgage loans. Based on quoted market prices, recent transactions and/or discounted future cash flows, using rates at which similar loans would have been made to similar borrowers.

   Investment contract benefits. Based on expected future cash flows, considering expected renewal premiums, claims, refunds and servicing costs, discounted at a current market rate.

   All other instruments. Based on comparable market transactions, discounted future cash flows, quoted market prices, and /or estimates of the cost to terminate or otherwise settle obligations.

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2001, 2000 and 1999
                         (Dollar amounts in millions)


   Information about certain financial instruments that were not carried at fair value at December 31, 2001 and 2000, is summarized as follows:

                                      2001                           2000
                          -----------------------------  -----------------------------
                              Assets (Liabilities)           Assets (Liabilities)
                          -----------------------------  -----------------------------
                          Notional Carrying     Fair     Notional Carrying     Fair
                           Amount   amount      value     Amount   amount      value
                          -------- ---------  ---------  -------- ---------  ---------
Assets:
 Mortgage loans.........     (a)   $   938.8  $   978.4     (a)   $ 1,130.0  $ 1,174.0
 Other financial
  instruments...........     (a)        17.8       17.8     (a)         9.3        9.3
Liabilities:
 Borrowings and related
  instruments:
 Borrowings.............     (a)       (50.5)     (50.5)    (a)       (85.7)     (85.7)
 Investment contract
  benefits..............    --      (8,788.6)  (8,812.3)   --      (7,759.7)  (7,339.5)
 Other firm commitments:
 Ordinary course of
  business lending
  commitments...........    6.7          --         --     3.6          --         --

--------
(a)  These financial instruments do not have notional amounts.

   On January 1, 2001 GELAAC adopted SFAS 133, Accounting for Derivative Instruments and Hedging Activities, as discussed in Note 1. The paragraphs that follow provide additional information about derivatives and hedging relationships in accordance with SFAS 133.

   Under SFAS 133, all derivative instruments (including certain derivative instruments embedded in other contracts) are recognized in the balance sheet at their fair values and changes in fair value are recognized immediately in earnings, unless the derivatives qualify as hedges of future cash flows. For derivatives qualifying as hedges of future cash flows, the effective portion of changes in fair value is recorded temporarily in equity, then recognized in earnings along with the related effects of the hedged items. Any ineffective portion of a hedge is reported in earnings as it occurs.

   The nature of the Company's business activities necessarily involves the management of various financial and market risks, including those related to changes in interest rates. As discussed more fully in Note 1 of the 2001 audited financial statements, the Company uses derivative financial instruments to mitigate or eliminate certain of those risks. The January 1, 2001, accounting change previously described affected only the pattern and timing of non-cash accounting recognition.

   At January 1, 2001, the Company's financial statements were adjusted to record a cumulative effect of adopting this accounting change, as follows:

                                                                   Shareholders'
                                                          Earnings   Interest
                                                          -------- -------------
   Adjustment to fair value of derivatives (a)...........  $(8.7)     $(12.2)
   Income tax effects....................................    3.0         4.4
                                                           -----      ------
   Totals................................................  $(5.7)     $ (7.8)
                                                           =====      ======

  --------
  (a)  For earnings effect, amount shown is net of hedged items.

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2001, 2000 and 1999
                         (Dollar amounts in millions)


   A reconciliation of current period changes for the twelve months ended December 31, 2001, net of applicable income taxes in the separate component of shareholders' interest labeled "derivatives qualifying as hedges", follows:

   Transition adjustment as of January 1, 2001.......................... $(7.8)
   Current period decreases in fair value -- net........................  (0.1)
   Reclassification to earnings, net....................................  (0.2)
                                                                         -----
   Balance at December 31, 2001......................................... $(8.1)
                                                                         =====

   The cumulative effect on shareholders' interest was primarily attributable to marking to market swap contracts used to hedge interest rate risk on variable-rate investments. Decreases in the fair value of these instruments are attributable to changes in interest rates. Additional disclosures required by SFAS No. 133, as amended, are provided in the following paragraphs.

 Hedges of Future Cash Flows

   There was less than $0.1 of ineffectiveness reported in the twelve months ended December 31, 2001 in fair values of hedge positions. There were no amounts excluded from the measure of effectiveness in the twelve months ended December 31, 2001 related to the hedge of future cash flows.

   Of the $(7.8) transition adjustment recorded in shareholders' interest at January 1, 2001, $(0.2), net of income taxes, was reclassified to income during the twelve month period ended December 31, 2001. The $(8.1), net of taxes, recorded in shareholders' interest at December 31, 2001 is expected to be reclassified to future income, contemporaneously with and primarily offsetting changes in interest income on floating-rate instruments. Of this amount $(0.2), net of income taxes, are expected to be reclassified to earnings over the twelve-month period ended December 31, 2002. The actual amounts that will be reclassified to income over the next twelve months will vary from this amount as a result of market conditions. No amounts were reclassified to income during the twelve months ended December 31, 2001 in connection with forecasted transactions that were no longer considered probable of occurring.

   At December 31, 2001, there were derivative instruments hedging the reinvestment risk of forecasted purchases of bonds that would occur within one month of year end.

 Hedges of Recognized Assets, Liabilities and Firm Commitments

   The ineffective portion of changes in fair values of hedge positions, reported in the twelve month period ended December 31, 2001 operations, amounted to $0.1 million, before income taxes. These amounts were included in net realized investment gains. There were no amounts excluded from the measure of effectiveness.

 Derivatives Not Designated as Hedges

   At December 31, 2001, there were no derivatives that do not qualify for hedge accounting under SFAS 133, as amended.

(12) Restrictions on Dividends

   Insurance companies are restricted by states as to the aggregate amount of dividends they may pay to their parent in any consecutive twelve-month period without regulatory approval. Generally, dividends may be paid out of earned surplus without approval with thirty days prior written notice, based on the lesser of 10% of the

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2001, 2000 and 1999
                         (Dollar amounts in millions)

prior year statutory surplus and 100% of prior year statutory net gain from operations. Dividends in excess of the prescribed limits or the Company's earned surplus require formal state insurance commission approval. Based on statutory results as of December 31, 2001, the Company is able to distribute $58.4 in dividends in 2002 without obtaining regulatory approval.

   The Company declared and paid dividends of $9.6 for the years ended December 31, 2001, 2000 and 1999.

(13) Supplementary Financial Data

   The Company files financial statements with state insurance regulatory authorities and the National Association of Insurance Commissioners ("NAIC") that are prepared on an accounting basis prescribed by such authorities (statutory basis). Statutory accounting practices differ from GAAP in several respects, causing differences in reported net income and shareholders' interest. Permitted statutory accounting practices encompass all accounting practices not so prescribed but that have been specifically allowed by state insurance authorities. The Company has no significant permitted accounting practices. The impact of adoption of codification increased statutory capital and surplus by $16.6, primarily related to the recognition of certain deferred tax assets.

   For the years ended December 31, statutory net income (loss) and statutory capital and surplus is summarized below (unaudited):

                                                           2001    2000   1999
                                                          ------  ------ ------
   Statutory net income (loss)........................... $(20.5) $ 68.0 $ 70.8
   Statutory capital and surplus......................... $584.4  $593.5 $542.5

   The NAIC has adopted Risk Based Capital ("RBC") requirements to evaluate the adequacy of statutory capital and surplus in relation to risks associated with (i) asset risk, (ii) insurance risk, (iii) interest rate risk, and (iv) business risks. The RBC formula is designated as an early warning tool for the states to identify possible under-capitalized companies for the purpose of initiating regulatory action. In the course of operations, the Company periodically monitors its RBC level. At December 31, 2001 and 2000, the Company exceeded the minimum required RBC levels.

(14) Operating Segment Information

   The Company conducts its operations through two business segments: (1) Wealth Accumulation and Transfer, comprised of products intended to increase the policyholder's wealth, transfer wealth to beneficiaries or provide a means for replacing the income of the insured in the event of premature death, and
(2) Lifestyle Protection and Enhancement, comprised of products intended to protect accumulated wealth and income from the financial drain of unforeseen events. See Note (1)(c) for further discussion of the Company's principal product lines within these two segments.

              GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                        December 31, 2001, 2000 and 1999
                          (Dollar amounts in millions)


   The following is a summary of industry segment activity for 2001, 2000 and 1999:

2001 -- Segment Data

                                                         Lifestyle
                                              Wealth    Protection
                                           Accumulation      &
                                            & Transfer  Enhancement Consolidated
                                           ------------ ----------- ------------
   Net investment income.................   $   695.8     $  3.1     $   698.9
   Net realized investment gains.........        29.1        --           29.1
   Premiums..............................        48.2       60.2         108.4
   Other revenues........................       297.8        0.2         298.0
                                            ---------     ------     ---------
     Total revenues......................     1,070.9       63.5       1,134.4
                                            ---------     ------     ---------
   Interest credited, benefits, and other
    changes in policy reserves...........       674.1       42.0         716.1
   Commissions...........................       146.8       15.9         162.7
   Amortization of intangibles...........        47.9        2.1          50.0
   Other operating costs and expenses....         0.7        5.2           5.9
                                            ---------     ------     ---------
     Total benefits and expenses.........       869.5       65.2         934.7
                                            ---------     ------     ---------
     Income (loss) before income taxes
      and cumulative effect of change in
      accounting principle...............   $   201.4     $ (1.7)    $   199.7
                                            =========     ======     =========
   Total Assets..........................   $22,288.6     $168.0     $22,456.6
                                            =========     ======     =========

2000 -- Segment Data

                                                       Lifestyle
                                            Wealth    Protection
                                         Accumulation      &
                                          & Transfer  Enhancement Consolidated
                                         ------------ ----------- ------------
   Net investment income................  $   703.5     $  5.4     $   708.9
   Net realized investment gains........        4.3        --            4.3
   Premiums.............................       55.3       61.0         116.3
   Other revenues.......................      316.2        7.7         323.9
                                          ---------     ------     ---------
     Total revenues.....................    1,079.3       74.1       1,153.4
                                          ---------     ------     ---------
   Interest credited, benefits, and
    other changes in policy reserves ...      715.3       40.9         756.2
   Commissions..........................      212.8       16.5         229.3
   Amortization of intangibles..........       41.5        2.2          43.7
   Other operating costs and expenses...     (119.7)       7.9        (111.8)
                                          ---------     ------     ---------
     Total benefits and expenses........      849.9       67.5         917.4
                                          ---------     ------     ---------
     Income before income taxes.........  $   229.4     $  6.6     $   236.0
                                          =========     ======     =========
   Total Assets.........................  $22,440.7     $171.8     $22,612.5
                                          =========     ======     =========

              GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                        December 31, 2001, 2000 and 1999
                          (Dollar amounts in millions)


1999 -- Segment Data

                                                         Lifestyle
                                              Wealth    Protection
                                           Accumulation      &
                                            & Transfer  Enhancement Consolidated
                                           ------------ ----------- ------------
   Net investment income.................   $   634.2     $  4.0     $   638.2
   Net realized investment gains.........        12.0        --           12.0
   Premiums..............................        67.8       56.1         123.9
   Other revenues........................       243.6        0.2         243.8
                                            ---------     ------     ---------
     Total revenues......................       957.6       60.3       1,017.9
                                            ---------     ------     ---------
   Interest credited, benefits, and other
    changes in policy reserves...........       617.0       38.5         655.5
   Commissions...........................       179.7       12.4         192.1
   Amortization of intangibles...........        56.2        2.1          58.3
   Other operating costs and expenses....       (55.1)       2.6         (52.5)
                                            ---------     ------     ---------
     Total benefits and expenses.........       797.8       55.6         853.4
                                            ---------     ------     ---------
     Income before income taxes and
      cumulative effect of change in
      accounting principle...............   $   159.8     $  4.7     $   164.5
                                            =========     ======     =========
   Total Assets..........................   $19,774.2     $183.1     $19,957.3
                                            =========     ======     =========

EXHIBIT B



The Board of Directors
GE Life and Annuity Assurance Company:

We consent to incorporation by reference in the registration statements (No. 333-67902, No. 333-69620, and No. 333-69786) on Form S-1 of GE Life and Annuity
Assurance Company of our report dated January 15, 2002, relating to the consolidated balance sheets of GE Life and Annuity Assurance Company and Subsidiary as of December 31, 2001 and 2000 and the related consolidated statements of income, shareholders' interest and cash flows for each of the years in the three year period ended December 31, 2001, which report appears in the Current Report on Form 8-K of GE Life and Annuity Assurance Company.

Our report dated January 15, 2002, contains explanatory paragraphs that state that the Company changed its method of accounting for derivatives in 2001 and for insurance-related assessments in 1999.


                                  /s/ KPMG LLP


Richmond, Virginia
April 18, 2002